Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2022 with respect to the consolidated financial statements of TMC the metals company Inc. (the “Company”) as at and for the years ended December 31, 2021 and December 31, 2020, included in the Amendment No.1 to post-effective amendment No.1 to Form S-1 Registration Statement of the Company.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Vancouver, Canada

May 31, 2022